Exhibit 10(b)
                    Amendment No. 3 to 1986 Stock Option Plan

                                               Corrected Amendment
                    AMENDMENT NO. 3 TO THE
                     EMERSON ELECTRIC CO.
                    1986 STOCK OPTION PLAN

          WHEREAS, Emerson Electric Co. (the "Company") previously adopted the Emerson Electric Co. 1986 Stock Option Plan (the "Plan"); and

          WHEREAS, the Board of Directors (the "Board") of the Company retained the right to amend the Plan pursuant to Section 16 thereof; and

          WHEREAS, on behalf of the Board, the Compensation and Human
Resources Committee of the Board has approved and authorized Amendment No. 3 to the Plan as herein set forth;

          NOW, THEREFORE, effective as of November 5, 1985, the Plan is amended as follows:

     1.   The following sentence is added at the end of Section 9 of the
Plan:
          In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted.

     2.   Section 10 of the Plan is amended in its entirety as follows:

    10.   Death of Holder of Option.
          -------------------------

          In the event an individual to whom an option has been granted under the Plan dies while he is employed by the Company (or a subsidiary), the options held by the individual at death shall become fully vested immediately and may be exercised by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the date of granting thereof. In the event an individual to whom an option has been granted under the Plan dies within three (3) months after the termination of his employment (or one (1) year in the case of the termination of employment of an option holder who is disabled as above provided), the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees of the option holder under his last will, or by his or her personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the date of granting thereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.
                                 * * * * * * * *
          The foregoing is the full text of Amendment No. 3 to the Emerson Electric Co. 1986 Stock Option Plan as approved and authorized by the Compensation and Human Resources Committee of the Board of Directors of Emerson Electric Co. on June 27, 2000.